UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2025

FOSSIL GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-41040	75-2018505
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

901 S. Central Expressway
Richardson, Texas 75080
(Address of Principal Executive Offices, including Zip Code)

(972) 234-2525
(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	FOSL	The Nasdaq Stock Market LLC
7.00% Senior Notes due 2026	FOSLL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Transaction Support Agreement

On August 13, 2025, Fossil Group, Inc. (the “Company”), Fossil (UK) Global Services Ltd. (“Fossil UK”), and certain direct and indirect subsidiaries of the Company identified therein (collectively, the “Company Parties”) entered into a Transaction Support Agreement (the “Transaction Support Agreement”) with certain holders (the “Consenting Noteholders”) representing ownership of approximately 59% of the aggregate principal of the Company’s 7.00% Senior Notes due 2026 (the “Unsecured Notes”).

The Transaction Support Agreement contains certain covenants on the part of each of the parties thereto, including covenants that the Consenting Noteholders participate in, consent to, vote in favor of, and otherwise support, as applicable:

•
A new money financing of up to $32.5 million aggregate principal amount of 9.500% First-Out Senior Secured Notes due 2029 (the “First-Out Notes”) to be offered to (i) the Consenting Noteholders on a private placement basis and (ii) to holders of Unsecured Notes (“Noteholders”) (other than the Consenting Holders) pursuant to an SEC-registered offering (together, the “New Money Financing”), in each case pro rata (based on the face amount of their respective Unsecured Notes in comparison to the total aggregate principal amount of all Unsecured Notes). Noteholders that participate in the New Money Financing for their full pro rata portion of the New Money Financing will also receive common stock, par value $0.01 (“Common Stock”) of the Company equal to 5.0% of their respective funded portion of the New Money Financing, with the value of the Common Stock to be determined based on the average of the Daily VWAPs for the 30 consecutive Trading Days (each as defined in the Transaction Support Agreement) immediately prior to the date of the Transaction Support Agreement.

•
An out-of-court private exchange of Unsecured Notes pursuant to which the Consenting Noteholders will exchange Unsecured Notes for First-Out Notes at 100% of the face amount of Unsecured Notes plus accrued and unpaid interest and their portion of the New Warrants (as defined below) as described below (the “Private Exchange”).

•
SEC-registered offerings in which the Company will offer to all Noteholders (other than the Consenting Noteholders) the opportunity (i) to participate for their pro rata portion of the New Money Financing (based on the face amount of their respective Unsecured Notes in comparison to the total aggregate principal amount of all Unsecured Notes) and to receive their New Stock Investment, and (ii) to tender Unsecured Notes in exchange for (A) if such Noteholder funds the full amount of its pro rata portion of the New Money Financing, First-Out Notes, and (B) if such Noteholder does not fund the full amount of its pro rata portion of the New Money Financing, 7.500% Second-Out Notes due 2029 (the “Second-Out Notes”), in each case, at 100% of the face amount of its Unsecured Notes plus accrued and unpaid interest in the case of such exchange, together with, in each case, their portion of the New Warrants as described below (the “Public Exchange,” together with the Private Exchange, the “Exchange Transaction”).

•
The issuance of warrants (the “New Warrants”) to purchase 3,000,000 shares of Common Stock or prefunded warrants, pro rata (based on amount of Unsecured Notes exchanged into First-Out Notes or Second-Out Notes, irrespective of participation in the New Money Financing) to all Noteholders that exchange their Unsecured Notes in the Exchange Transaction. The New Warrants will have an exercise price of $0.50 per share and a term of 30 days.

•
The purchase by certain Consenting Noteholders (the “Backstop Providers”) of an amount of First-Out Notes equal to the amount of unpurchased First-Out Notes in the New Money Financing by Noteholders other than the Consenting Noteholders (the “Backstop Commitment”). As consideration for the Backstop Commitment, the Company will pay the Backstop Providers a backstop premium in the form of additional First-Out Notes.

•
To consent to and support a consent solicitation in connection with the Public Exchange (the “Consent Solicitation”) pursuant to which the Company will solicit consents from Noteholders to enter into a supplemental indenture to the indenture dated November 8, 2021 (the “Unsecured Notes Base Indenture”), as supplemented by a first supplemental indenture dated November 8, 2021 (together with the Unsecured Notes Base Indenture, the “Unsecured Notes Indenture”) to (i) in the event the Out-of-Court Threshold (as defined in the Transaction Support Agreement) is met, remove certain covenants and events of default under the Unsecured Notes, as well as to subordinate the Unsecured Notes in right of payment to the First-Out Notes, the Second-Out Notes and the Credit Agreement (as defined herein) to the fullest extent permitted by Section 316(b) of the Trust Indenture Act of 1939, as amended, and the Unsecured Notes Indenture, as amended; or (ii) in the event the Out-of-Court Threshold is not met and is not waived, amend the Unsecured Notes Indenture to enable implementation of the restructuring of the Company’s Unsecured Notes through a proceeding pursuant to the Companies Act 2006 of England and Wales. Noteholders that so consent (including the Consenting Noteholders who have agreed to consent through the Transaction Support Agreement) will receive an aggregate amount of $1.0 million, pro rata (based on amount of Unsecured Notes consented to by each such Noteholder), payable in First-Out Notes or Second Out Notes, depending on the form of new notes such Noteholder is receiving in exchange for their Unsecured Notes.

The Transaction Support Agreement contemplates that if Noteholders of less than 90% (subject to modification or waiver in accordance with the Transaction Support Agreement) of the outstanding principal amount of the Company’s Unsecured Notes become party to the Transaction Support Agreement or validly tender their Unsecured Notes in the Exchange Transaction, the restructuring of the Company’s Unsecured Notes will be implemented through a proceeding initiated in the English Court by Fossil UK pursuant to the Companies Act 2006 of England and Wales.

The Transaction Support Agreement also contains certain customary representations, warranties and other agreements by the parties thereto, and contemplates that the Company Parties and Consenting Noteholders enter into a Mutual Release Agreement, providing for customary mutual releases of claims among the parties thereto.

The foregoing description of the Transaction Support Agreement is not complete and is qualified in its entirety by reference to the Transaction Support Agreement (including the Term Sheet attached thereto), a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.

The First-Out Notes and New Warrants issued to the Consenting Noteholders will have terms substantially the same as the First-Out Notes and the New Warrants, as applicable, issued to Noteholders in the SEC-registered offerings, but will be issued in a private transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) thereof. The First-Out Notes issued to the Consenting Noteholders will trade under the same indenture and part of the same class as the First-Out Notes issued to Noteholders in the SEC-registered offerings.

ABL Credit Agreement

On August 13, 2025, the Company and certain of its subsidiaries identified therein as guarantors entered into a Credit Agreement, dated as of August 13, 2025 (the “Credit Agreement”), with the lenders from time to time party thereto (the “Lenders”), ACF FINCO I LP, as administrative agent on behalf of the Lenders (the “Administrative Agent”), and the Company as a borrower to refinance its existing credit facility. Pursuant to the Credit Agreement, the Lenders have provided new financing commitments to the Company under a new senior secured asset-based revolving credit facility (the “Revolving Credit Facility”) in an aggregate principal amount of $150 million.

Borrowings under the Revolving Credit Facility will bear interest at a rate of 5.00% for term SOFR borrowings and 4.00% for base rate borrowings, payable monthly in arrears. The Lenders will receive an upfront commitment fee equal to 2.00% of the aggregate commitments under the Revolving Credit Facility. The Company’s obligations under the Revolving Credit Facility are guaranteed by certain of the Company’s subsidiaries, and those obligations and the guarantees are secured by substantially all of the assets of the Company and certain of its subsidiaries. The Credit Agreement includes customary representations and warranties, covenants applicable to the Company and events of default. If an event of default under the Credit Agreement occurs, the Lenders may, among other things, declare the outstanding obligations under the Credit Agreement to be immediately due and payable.

The Revolving Credit Facility has a maturity date of August 13, 2030, subject to a springing maturity date if on the date that is the 91st day prior to its scheduled maturity any material indebtedness as defined in the Credit Agreement is outstanding.

The foregoing description of the Credit Agreement is not complete and is qualified in its entirety by reference to the Credit Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.2 and incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

On August 13, 2025, concurrently with the Company’s entry into the Credit Agreement, the Company voluntarily terminated its existing secured asset-based revolving credit agreement dated September 26, 2019 (as was amended from time to time) by and among the Company and Fossil Partners L.P., Fossil Group Europe GmbH, Fossil Asia Pacific Limited, Fossil (Europe) GmbH, Fossil (UK) Limited and Fossil Canada Inc, certain other subsidiaries of the Company from time to time party thereto designated as borrowers, certain subsidiaries of the Company from time to time party thereto as guarantors, JPMorgan Chase Bank, N.A. as administrative agent, and the other financial institutions and lenders from time to time party thereto.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

The Company will issue the Common Stock, the New Warrants and the Common Stock and prefunded warrants (including Common Stock issuable upon exercise of the prefunded warrants) issuable upon exercise of the New Warrants pursuant to the Private Exchange in a private transaction exempt from the registration requirements of the Securities Act, pursuant to Section 4(a)(2) thereof.

Item 7.01	Regulation FD Disclosure.

Transaction Support Agreement

In connection with entering into the Transaction Support Agreement, the Company issued a press release on August 13, 2025, a copy of which is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 7.01 by reference.

Cleansing Materials

On March 21, 2025 and June 29, 2025, the Company executed confidentiality agreements (the “Confidentiality Agreements”) with the Consenting Noteholders to facilitate confidential discussions and negotiations concerning the Exchange Transaction. Pursuant to the Confidentiality Agreements, the Company provided such parties and their legal and financial advisors with certain confidential information (the “Cleansing Materials”) and agreed that if certain conditions were met, the Company would publicly disclose the Cleansing Materials. As described above in Item 1.01, the Company Parties have entered into the Transaction Support Agreement, and, as a result of the foregoing, the Cleansing Materials included as Exhibit 99.2 hereto are being furnished in satisfaction of the Company’s public disclosure obligations under the Confidentiality Agreements.

The Cleansing Materials were provided by the Company solely to facilitate negotiations concerning the Exchange Transaction and were not prepared with a view toward public disclosure and should not be relied upon to make an investment decision with respect to the Company. The Cleansing Materials should not be regarded as an indication that the Company or any third party considers the Cleansing Materials to be a reliable prediction of future events, and the Cleansing Materials should not be relied upon as such. Neither the Company nor any third party has made or makes any representation to any person regarding the accuracy of any Cleansing Materials or undertakes any obligation to publicly update the Cleansing Materials to reflect circumstances existing after the date when the Cleansing Materials were prepared or conveyed or to reflect the occurrence of future events, even in the event that any or all of the assumptions underlying the Cleansing Materials are shown to be in error.

The information furnished in Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1 and 99.2) shall not be deemed “filed” for purposes of Section 18 of the Exchange Act and shall not be incorporated by reference into any filing of the Company under the Securities Act except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Document Description
10.1	Transaction Support Agreement, dated as of August 13, 2025, by and among Fossil Group, Inc., Fossil (UK) Global Services Ltd. and the holders party thereto.
10.2
Credit Agreement, dated as of August 13, 2025, by and among Fossil Group, Inc., Fossil Partners, L.P., Fossil Group Europe GMBH, Fossil (Europe) GMBH, Fossil Canada Inc., the guarantors from time to time party thereto, the lenders from time to time party thereto and ACF FINCO I LP, as administrative agent and collateral agent.

99.1	Press Release, dated August 13, 2025.
99.2	Cleansing Materials.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Safe Harbor

This Current Report on Form 8-K is not an offer to sell, or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements based on our beliefs and assumptions and on information currently available to us. These statements include, but are not limited to, statements regarding the success and completion of the transactions contemplated by the Transaction Support Agreement. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects” and similar references to future periods, or by the inclusion of forecasts or projections. Examples of forward-looking statements include, but are not limited to, statements we make regarding the expected Exchange Transaction. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the inability to complete and recognize the anticipated benefits of the transactions contemplated by the Transaction Support Agreement; unexpected costs related to the transactions contemplated by the Transaction Support Agreement; and regional, national or global political, economic, business, competitive, market and regulatory conditions and uncertainties, among various other risks. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements and risk factors discussed from time to time in the Company’s filings with the SEC, including, but not limited to, those described under the section entitled “Risk Factors” in our Annual Report on Form 10-K, as amended, for the fiscal year ended December 28, 2024 and subsequent filings with the SEC, which can be found at the SEC’s website at http://www.sec.gov.

For the reasons described above, we caution you against relying on any forward-looking statements, which should also be read in conjunction with the other cautionary statements that are included elsewhere in this report. Any forward-looking statement made by us in this report speaks only as of the date on which we make it. Factors or events that could cause actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law. No recipient should, therefore, rely on these forward-looking statements as representing the views of the Company or its management as of any date subsequent to the date of this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOSSIL GROUP INC.

	By:	/s/ Randy S. Hyne
Name: Randy S. Hyne
Title: Chief Legal Officer and Secretary

Date: August 14, 2025